Exhibit 3.4

File Number 5417-426-8

STATE OF ILLINOIS

Office of the Secretary of State

Whereas, Articles of Amendment to the Articles of Incorporation of West Suburban Bancorp. Inc.  Incorporated under the laws of the State of Illinois have been filed in the Office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 8th day of June A.D. 1998 and of the Independence of the United States the Two hundred and 22nd.

Seal of the State of Illinois

/s/ George H. Ryan
Secretary of State

ARTICLES OF AMENDMENT

1.	The name of the corporation is West Suburban Bancorp, Inc. (Note 1)

2.	The following amendments of the Articles of Incorporation were adopted on May 13, 1998 in the manner indicated below, (“X” one box only)

☐                                    By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;  (Note 2)

☐                                    By a majority of the board of directors, in accordance with Section 10.10, the corporation having been issued no shares as of the time of adoption of this amendment;  (Note 2)

☐                                    By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;  (Note 3)

☒                                    By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders.  At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;  (Note 4)

☐                                    By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the (shareholders.  A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.  Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;  (Notes 4 & 5)

☐                                    By the shareholders in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders.  A consent in writing has been signed by all the shareholders entitled to vote on this amendment.  (Note 5)

3.                                                                                       TEXT OF AMENDMENT:

a.                                       When amendment affects a name change, insert the new corporate name below.  Use Page 2 for all other amendments.

Article I: the name of the Corporation is:

(New Name)

All changes other than name, include on page 2
(over)

Text of Amendment

b.                                      (if amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.  If there is not sufficient space to do so, add one or more sheets of this size.)

RESOLVED, that Article Four of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

“Article Four Paragraph 1:     The authorized shares shall be:

Class	Par Value Per Share	Number of Shares Authorized

Common Stock	None	15 Million

Article Four Paragraph 2:  The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

Each holder of Common Stock shall be allowed one (1) vote per share of Common Stock on all matter acted upon by the shareholders.”

FURTHER RESOLVED, that each share of Class A Common Stock and each share of Class B Common Stock outstanding upon the filing of the Articles of Amendment amending Article Four as described in the preceding resolution shall be automatically deemed and designated as Common Stock having all rights as set forth in the Articles of Incorporation.  Upon the filing of this amendment there shall be 432,495 shares of Common Stock issued and outstanding.

4.                                                                                       The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (If not applicable, insert “No change”)

See Article 3.b.

5.                                                                                       (a) The manner, if not set forth in Article 3b, in which said amendment affects a change in the amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows.  (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows.  (If not applicable, insert “No change”)

No change

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either Item 6 or 7 below.  All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

	Dated June 5, 1998		West Suburban Bancorp, Inc.

	attested by	/s/ George E. Ranstead	by	/s/ Duane G. Debs,
		George E. Ranstead, Secretary		Duane G. Debs, President

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the Incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, than a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                       , 19

NOTES AND INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only six instances, as follows:
(a) to remove the names and addresses of directors named in the articles of incorporation;
(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to §5.10 is also filed;
(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(d)              to change the corporate name by substituting the word “corporation”, “Incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with §9.05,
(f) to restate the articles of incorporation as currently amended. (§10.15)

NOTE 4:	All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent, of the holders of at lease 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.  (§10.20)

NOTE 5:

When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed.  If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.  (§§7.10 & 10.20)